As filed with the Securities and Exchange Commission on March 9, 2012

Registration No.    333-50764

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
Form S-8
Registration Statement Under The Securities Act of 1933

Mango Capital, Inc. (formerly MangoSoft, Inc.)
(Exact Name of Registrant as Specified in Its Charter)

Nevada	7373	87-0543565
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

108 Village Square, Suite 315
Somers, New York   10589
(914) 669-5333
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

MangoSoft, Inc. 1999 Incentive Compensation Plan
(Full Title of Plan)

Dennis M. Goett
Chief Executive Officer
Mango Capital, Inc.
108 Village Square, Suite 315
Somers, New York  10589
(914) 669-5333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Wolfgang Heimerl, Esq.
Heimerl Law Firm
32 Dumont Road
Post Office Box 964
Far Hills, NJ 07931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer, " "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-50764) filed by Mango Capital, Inc. (the “Company”) on November 27, 2000 (the "Registration Statement") registering 8,000,000 shares of common stock of the Company, par value $.001 per share, for issuance in connection with the 1999 MangoSoft, Inc. Incentive Compensation Plan.

This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized in Somers, New York, on March 9, 2012.

MANGO CAPITAL, INC. (formerly MangoSoft, Inc.)

By:	/s/ Dennis M. Goett
Name: Dennis M. Goett
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in their capacities shown on the dates indicated.

Signature	Title	Date

/s/ Dennis M. Goett	Chief Executive Officer and Director	March 9, 2012
Dennis M. Goett	(Principal Chief Executive Officer)

/s/ Joseph Luminoso	Director	March 9, 2012
Joseph Luminoso